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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


1. Cliffs Drilling International, Inc., a Delaware corporation wholly owned by Cliffs Drilling Company.

2. CLIFFS OIL AND GAS COMPANY, a Delaware corporation wholly owned by Cliffs Drilling Company (f/k/a Cliffs Exploration Company, f/k/a Cliffs Offshore, Inc.)

3. Southwestern Offshore Corporation, a Delaware corporation wholly owned by Cliffs Drilling Company (f/k/a Cliffs Drilling Asset Acquisition Company).

4. Cliffs Drilling Merger Company, a Delaware corporation wholly owned by Cliffs Drilling Company (f/k/a Cliffs Drilling Acquisition Company).

5.    DRL, INC., a Delaware corporation wholly owned by Cliffs Drilling
      Company.

6. CLIFFS DRILLING VENEZUELA, INC., a Delaware corporation wholly owned by Cliffs Drilling Company.

7. CLIFFS DRILLING TRINIDAD LIMITED, a corporation organized under the laws of the Republic of Trinidad and Tobago and wholly owned by Southwestern Offshore Corporation (f/k/a Viking Trinidad Limited).

8. CLIFFS DRILLING DE VENEZUELA, S.A., a Venezuelan corporation wholly owned by Cliffs Drilling Company.

9. CLIFFS DRILLING DE MEXICO, S.A. DE C.V., a Mexican corporation wholly owned by Cliffs Drilling International, Inc.

10. Cliffs Drilling do Servicos de Petroleo Ltda., a Brazilian corporation wholly owned by Cliffs Drilling Company (90%) and Cliffs Drilling International, Inc. (10%).

11. Greenbay Drilling Company Ltd., a British Virgin Islands corporation wholly owned by Cliffs Drilling Company.

12. OILFIELD MANAGEMENT & DEVELOPMENT CORP., a Barbados corporation wholly owned by Cliffs Drilling Company.

13. West Indies Drilling Joint Venture, a joint venture between Cliffs Drilling Trinidad Limited and Well Services (Marine) Limited, in which Cliffs Drilling Trinidad Limited owns a fifty percent (50%) interest.

14. Cliffs Central Drilling INTERNATIONAL, a joint venture between Cliffs Drilling International, Inc. and Perforadora Central, S.A. de C.V., in which Cliffs Drilling International, Inc. owns a fifty percent (50%) interest.
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                   SUBSIDIARIES OF THE REGISTRANT (CONTINUED)


15. A joint venture among Cliffs Drilling Company, Inelectra S.A. and Cementaciones Petroleras Venezolanas C.A., in which Cliffs Drilling Company owns a one-third interest (33 1/3%) interest.

16. A joint venture among Cliffs Drilling Company, Inelectra S.A. and Cementaciones Petroleras Venezolanas C.A., in which Cliffs Drilling Company owns a fifty percent (50%) interest.

17. CLIFFS NEDDRILL CENTRAL TURNKEY INTERNATIONAL, a joint venture among Cliffs Drilling International, Inc., Neddrill Turnkey Drilling B.V. and Perforadora Central, S.A. de C.V., in which Cliffs Drilling
      International, Inc. owns a one-third (33 1/3%) interest.